Exhibit 99.1

Usio Announces First Quarter 2025 Financial Results

Record First Quarter Revenues of $22.0 million

Total payment dollars processed through all payment channels up 34% versus the prior year period

SAN ANTONIO, May 14, 2025 (GLOBE NEWSWIRE) – Usio, Inc: (Nasdaq: USIO), a leading FinTech company that operates a full stack of integrated, cloud-based electronic payment and embedded financial solutions, today announced financial results for the first quarter, which ended March 31, 2025.

Louis Hoch, President and Chief Executive Officer of Usio, said, “Results in the first quarter continue to reflect strong fundamental processing growth, disciplined cost control, and strong positive cash flow and a continued commitment to cash management. We reported positive Adjusted EBITDA1 of $0.7 million and added $0.7 million in cash to our balance sheet illustrating our improved operational performance. More importantly, our growing implementation queue from signed deals and pipeline have never been stronger, and we are beginning to generate activity/volume from some of our largest new opportunities. We believe we are in excellent position to generate value for our shareholders over the long-term and believe we have the financial resources to assure that we are well prepared from the ramp in activity arising from the imminent growth in volume associated with this new business."

Total payment dollar processing volume growth accelerated to 34% in the first quarter, led by strong growth in our highest margin line of business, ACH, where electronic check dollar volume increased 42%, transactions grew 36% and returned check transactions grew 24%, all compared to the same period in 2024.

Revenues for the quarter were in line with our expectations, and were up from a year ago, primarily due to strong growth in our ACH and complementary services line of business, offsetting the impact in the quarter from the loss of breakage revenues arising from the completion of a large prepaid card programs that were effectively wound down completely by the close of the first quarter of 2024. ACH & complementary services revenue growth was primarily attributable to an increase in ACH volume from net new business and organic growth. The business also benefited from a year over year increase in revenues from ancillary product offerings, such as Remotely Created Checks, or RCC, PINless debit as well as cross-selling to our ACH base. Credit card revenues were up 4%, with PayFac revenues growing a strong 25% and continuing to offset legacy credit card volume attrition and increased competition. With Payfac now over 50% of our total card business, we believe that overall credit card revenue growth will increasingly reflect PayFac's faster growth. Prepaid card load volume was a strong $98 million; we believe that revenues should start to better reflect our focus on growing programs with recurring revenues in this business line. Revenues for Output Solutions were up 4% in the quarter.

For the quarter ended March 31, 2025, margins were down 1% from the year ago first quarter, mainly from non-operational factors, primarily lower interest revenues. Other selling, general and administrative expenses were essentially flat from the same period last year as part of our commitment to disciplined cost controls. The Company reported a net loss of approximately $0.2 million, or ($0.01) per share, compared to a net loss of $0.3 million, or ($0.01) per share, a year ago due largely to lower expenses related to stock compensation and depreciation.  Adjusted EBITDA1 was $0.7 million, a $0.1 million decrease from the $0.8 million Adjusted EBITDA1 a year ago.

Mr. Hoch concluded, “The Company is in a strong position, with a growing portfolio of recurring revenues, a best-ever financial position, and signed contracts that we believe will be adding incremental revenue as they come online, although the timing of when these incremental deals will ramp up remains uncertain. So far this year we have achieved our goals to strengthen the organization, strengthen our financial position, and expand our market presence.”

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below

Quarterly Processing and Transaction Volumes

Total payment transactions processed in the first quarter of 2025 were 13.7 million, an increase of 41% over the same quarter of last year. Total payment dollars processed through all payment channels in the first quarter of 2025 were $2.0 billion, an improvement of 34% over last year's first quarter $1.5 billion in volume.

We set all-time records in dollars and transactions processed in our credit card segment, where dollars processed were up 17% and transactions processed were up 65% from a year ago. ACH electronic check transaction volume was up 36%, electronic check dollars processed were up 42% and return check transactions processed were up 24%. In our Prepaid business unit, card load volume was down 15%, transactions processed up 5% and purchase volume down 8%.

First Quarter 2025 Revenue Detail

Revenues for the quarter ended March 31, 2025 were $22.0 million, up 5% compared to the prior year quarter, due primarily to strong growth in our ACH and complementary services revenues, overcoming a decrease in Prepaid and interest revenues as our COVID incentive programs were effectively wound down completely by the end of the first quarter in 2024.

	Three Months Ended March 31,
	2025	2024	$ Change	% Change

ACH and complementary services	$5,044,517	$3,881,734	$1,162,783	30%
Credit card	7,878,694	7,560,734	317,960	4%
Prepaid card services	2,907,451	3,341,224	(433,773)	(13)%
Output Solutions	5,732,867	5,537,923	194,944	4%
Interest - ACH and complementary services	224,129	211,640	12,489	6%
Interest - Prepaid card services	182,661	402,741	(220,080)	(55)%
Interest - Output Solutions	38,731	34,390	4,341	13%
Total Revenue	$22,009,050	$20,970,386	$1,038,664	5%

Gross profit for the first quarter of 2025 was $4.8 million compared to $4.9 million for the first quarter of 2024, while gross margins were 21.9%, declining from 23.1% in the same period a year ago. This was primarily due to lower interest revenues. In addition, ACH and complementary services segment revenue growth was strongest in the slightly less profitable complementary services.

Other selling, general and administrative expenses, "SG&A", were $4.1 million for the quarter ended March 31, 2025, effectively flat compared to $4.1 million in the prior year period. This was driven by strategic spend management in our lines of business, as we focus on improving growing revenues while maintaining nominal growth in SG&A in order to improve profitability.

For the quarter, we reported an operating loss of $0.2 million compared to a loss of $0.3 million in operating income for the same quarter a year ago due to nominally reduced gross profits, and marginally increased SG&A expenses. Adjusted EBITDA1 was $0.7 million for the quarter, compared to Adjusted EBITDA1 of $0.8 million a year ago. Net loss in the quarter ended March 31, 2025 was approximately $0.2 million, or ($0.01) per share, compared to a net loss of $0.3 million, or ($0.01) per share, for the same period in the prior year.

Operating Cash Flows were $1.4 million for the three months ended March 31, 2025, as compared to $0.1 million in the same period a year ago. The difference was driven primarily by a reduction in accounts receivable.

We continue to be in solid financial condition with $8.7 million in cash and cash equivalents as of March 31, 2025, a $0.7 million increase in cash balances over the first three months of the year while $350,000 was utilized to repurchase shares in the period.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures below

Conference Call and Webcast

Usio, Inc.'s management will host a conference call on Wednesday, May 14, 2025, at 4:30 pm Eastern time to review financial results and provide a business update. To listen to the conference call, interested parties within the U.S. should call +1-844-883-3890. International callers should call + 1-412-317-9246. All callers should ask for the Usio conference call. The conference call will also be available through a live webcast, which can be accessed via the Company’s website at www.usio.com/investors.

A replay of the call will be available approximately one hour after the end of the call through May 28, 2025. The replay can be accessed via the Company’s website or by dialing +1-877-344-7529 (U.S.) or 1-412-317-0088 (international). The replay conference playback code is 3107685.

About Usio, Inc.

Usio, Inc. (Nasdaq: USIO), a leading, cloud-based, integrated FinTech electronic payment solutions provider, offers a wide range of payment solutions to merchants, billers, banks, service bureaus, integrated software vendors and card issuers. The Company operates credit, debit/prepaid, and ACH payment processing platforms to deliver convenient, world-class payment solutions and services to clients through its unique payment facilitation platform as a service. The Company, through its Usio Output Solutions division offers services relating to electronic bill presentment, document composition, document decomposition and printing and mailing services. The strength of the Company lies in its ability to provide tailored solutions for card issuance, payment acceptance, and bill payments as well as its unique technology in the card issuing sector. Usio is headquartered in San Antonio, Texas, and has offices in Austin, Texas. Websites: www.usio.com, www.payfacinabox.com, www.akimbocard.com and www.usiooutput.com. Find us on Facebook® and Twitter.

Comparisons

Unless otherwise indicated, all comparisons and growth rates represent year-over-year comparisons, with the quarterly period of this year compared to the corresponding quarter of the prior year.

About Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, as defined in Regulation G adopted by the Securities and Exchange Commission, of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins. The Company reports its financial results in compliance with GAAP, but believes that also discussing non-GAAP financial measures provides investors with financial measures it uses in the management of its business.

•	The Company defines EBITDA as operating income (loss), before interest, taxes, depreciation and amortization of intangibles.
•	The Company defines Adjusted EBITDA as EBITDA, as defined above, plus non-cash stock option costs and certain non-recurring items, such as costs related to acquisitions.
•	The Company defines Adjusted EBITDA margins as Adjusted EBITDA, as defined above, divided by total revenues.

In previous periods, the Company reported the non-GAAP financial measure of adjusted operating cash flows, which excluded certain items from operating cash flows to provide a measure of cash generated from its core operations. Beginning with the current reporting period, the Company is no longer presenting adjusted operating cash flows as a non-GAAP financial measure. The decision to discontinue reporting adjusted operating cash flows is due to changes in the presentation of certain assets, specifically the movement of assets held for customers, into the financing activities section of our cash flow statement. As a result of this reclassification, we believe that the need for the adjusted operating cash flows measure is no longer required, as the adjustments previously made to exclude these amounts are not necessary.

Management believes EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins are helpful to investors in evaluating the Company's operating performance because non-cash costs and other items that management believes are not indicative of its results of operations are excluded.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue, net income, or cash provided by (used in) operating activities, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA, Adjusted EBITDA, and Adjusted EBITDA margins have limitations as analytical tools and you should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of our operating results as reported under GAAP.

1 Please see reconciliation of GAAP to Non-GAAP Financial Measures Below

FORWARD-LOOKING STATEMENTS DISCLAIMER

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements which are covered by safe harbors. Those statements include, but may not be limited to, all statements regarding management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy and any guidance for future periods. These forward-looking statements are identified by the use of words such as "believe," "should," "intend," "look forward," "anticipate," "schedule,” and "expect" among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks related to an economic downturn, the management of the Company's growth, the loss of key resellers, the relationships with the Automated Clearing House network, bank sponsors, third-party card processing providers and merchants, the security of our software, hardware and information, the volatility of the stock price, the need to obtain additional financing, risks associated with new legislation, and compliance with complex federal, state and local laws and regulations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2024. One or more of these factors have affected, and in the future could affect, the Company’s businesses and financial results and could cause actual results to differ materially from plans and projections. Although the Company believes that the assumptions underlying the forward-looking statements included in this press release are reasonable, the Company can give no assurance such assumptions will prove to be correct. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to management. The Company assumes no obligation to update any forward-looking statements, except as required by law.

Contact:

Paul Manley

Senior Vice President, Investor Relations

paul.manley@usio.com

612-834-1804

USIO, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$8,718,247	$8,056,891
Accounts receivable, net	4,569,616	5,053,639
Accounts receivable, tax credit	—	1,494,612
Settlement processing assets	62,151,877	47,104,006
Prepaid card load assets	14,553,939	25,648,688
Customer deposits	1,907,169	1,918,805
Inventory	348,493	403,796
Prepaid expenses and other	729,039	585,500
Current assets before merchant reserves	92,978,380	90,265,937
Merchant reserves	4,925,101	4,890,101
Total current assets	97,903,481	95,156,038

Property and equipment, net	3,230,300	3,194,818

Other assets:
Intangibles, net	663,349	881,346
Deferred tax asset, net	4,580,440	4,580,440
Operating lease right-of-use assets	2,884,691	3,037,928
Other assets	357,877	357,877
Total other assets	8,486,357	8,857,591

Total Assets	$109,620,138	$107,208,447

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$715,223	$1,256,819
Accrued expenses	2,705,122	3,366,925
Operating lease liabilities, current portion	620,915	612,680
Equipment loan, current portion	150,085	147,581
Settlement processing obligations	62,151,877	47,104,006
Prepaid card load obligations	14,553,939	25,648,688
Customer deposits	1,907,169	1,918,805
Current liabilities before merchant reserve obligations	82,804,330	80,055,504
Merchant reserve obligations	4,925,101	4,890,101
Total current liabilities	87,729,431	84,945,605

Non-current liabilities:
Equipment loan, net of current portion	533,248	571,862
Operating lease liabilities, net of current portion	2,365,529	2,534,017
Total liabilities	90,628,208	88,051,484

Stockholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; -0- shares outstanding at March 31, 2025 (unaudited) and December 31, 2024, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized; 30,038,355 and 29,902,415 issued, and 26,527,906 and 26,609,651 outstanding at March 31, 2025 (unaudited) and December 31, 2024, respectively	30,038	198,317
Additional paid-in capital	99,992,655	99,676,457
Treasury stock, at cost; 3,510,449 and 3,292,764 shares at March 31, 2025 (unaudited) and December 31, 2024, respectively	(6,122,232)	(5,770,592)
Deferred compensation	(6,640,905)	(6,914,563)
Accumulated deficit	(68,267,626)	(68,032,656)
Total stockholders' equity	18,991,930	19,156,963

Total Liabilities and Stockholders' Equity	$109,620,138	$107,208,447

USIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024

Revenues	$22,009,050	$20,970,386
Cost of services	17,199,907	16,116,691
Gross profit	4,809,143	4,853,695

Selling, general and administrative expenses:
Stock-based compensation	410,062	499,273
Other SG&A	4,142,895	4,060,225
Depreciation and amortization	495,770	576,154
Total selling, general and administrative	5,048,727	5,135,652

Operating (loss)	(239,584)	(281,957)

Other income and (expense):
Interest income	79,011	115,354
Interest expense	(11,843)	(13,585)
Other income, net	67,168	101,769

(Loss) before income taxes	(172,416)	(180,188)

State income tax expense	62,554	70,000
Income tax expense	62,554	70,000

Net (loss)	$(234,970)	$(250,188)

(Loss) Per Share
Basic (loss) per common share:	$(0.01)	$(0.01)
Diluted (loss) per common share:	$(0.01)	$(0.01)
Weighted average common shares outstanding
Basic	26,615,947	26,375,762
Diluted	26,615,947	26,375,762

USIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net (loss)	$(234,970)	$(250,188)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation	277,773	358,187
Amortization	217,997	217,967
Employee stock-based compensation	410,062	499,273
Changes in operating assets and liabilities:
Accounts receivable	484,023	701,911
Accounts receivable, tax credit	1,494,612	—
Prepaid expenses and other	(143,539)	(243,344)
Operating lease right-of-use assets	153,237	102,394
Other assets	—	20,000
Inventory	55,303	(6,769)
Accounts payable and accrued expenses	(1,203,399)	(1,158,059)
Operating lease liabilities	(160,253)	(107,243)
Merchant reserves	35,000	12,000
Customer deposits	(11,636)	(57,468)
Net cash provided by operating activities	1,374,210	88,661

Investing Activities
Purchases of property and equipment	(313,254)	(176,750)
Net cash (used in) investing activities	(313,254)	(176,750)

Financing Activities
Payments on equipment loan	(36,110)	(14,431)
Proceeds from issuance of common stock	11,515	—
Purchases of treasury stock	(351,640)	(44,823)
Assets held for customers	3,953,121	(6,748,838)
Net cash provided by (used in) financing activities	3,576,886	(6,808,092)

Change in cash, cash equivalents, settlement processing assets, prepaid card loads, customer deposits and merchant reserves	4,637,842	(6,896,181)
Cash, cash equivalents, settlement processing assets, prepaid card loads, customer deposits and merchant reserves, beginning of year	87,618,491	90,810,089

Cash, Cash Equivalents, Settlement Processing Assets, Prepaid Card Loads, Customer Deposits and Merchant Reserves, End of Period	$92,256,333	$83,913,908

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$11,843	$13,585
Issuance of deferred stock compensation	—	—

USIO, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

	Common Stock		Additional Paid- In	Treasury	Deferred	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Stock	Compensation	Deficit	Equity

Balance at December 31, 2024	29,902,415	$198,317	$99,676,457	$(5,770,592)	$(6,914,563)	$(68,032,656)	$19,156,963

Adjustment to par value of common stock	—	(168,415)	168,415	—	—	—	—
Issuance of common stock under equity incentive plan	128,053	128	136,276	—	—	—	136,404
Issuance of common stock under employee stock purchase plan	7,887	8	11,507	—	—	—	11,515
Deferred compensation amortization	—	—	—	—	273,658	—	273,658
Purchase of treasury stock costs	—	—	—	(351,640)	—	—	(351,640)
Net (loss) for the period	—	—	—	—	—	(234,970)	(234,970)

Balance at March 31, 2025	30,038,355	$30,038	$99,992,655	$(6,122,232)	$(6,640,905)	$(68,267,626)	$18,991,930

Balance at December 31, 2023	28,671,606	$197,087	$97,479,830	$(4,362,150)	$(6,907,775)	$(71,338,153)	$15,068,839

Issuance of common stock under equity incentive plan	107,600	107	153,118	—	—	—	153,225
Deferred compensation amortization	—	—	—	—	346,047	—	346,047
Purchase of treasury stock costs	—	—	—	(44,823)	—	—	(44,823)
Net (loss) for the period	—	—	—	—	—	(250,188)	(250,188)

Balance at March 31, 2024	28,779,206	$197,194	$97,632,948	$(4,406,973)	$(6,561,728)	$(71,588,341)	$15,273,100

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024

Reconciliation from Operating (loss) to Adjusted EBITDA:
Operating (loss)	$(239,584)	$(281,957)
Depreciation and amortization	495,770	576,154
EBITDA	256,186	294,197
Non-cash stock-based compensation expense, net	410,062	499,273
Adjusted EBITDA	$666,248	$793,470

Calculation of Adjusted EBITDA margins:
Revenues	$22,009,050	$20,970,386
Adjusted EBITDA	$666,248	$793,470
Adjusted EBITDA margins	3.0%	3.8%